Exhibit 21

SUBSIDIARIES OF PARK NATIONAL CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Formation
The Park National Bank (“PNB”)	United States (federally-chartered national banking association)
• Park Investments, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Delaware
• Scope Leasing, Inc. (NOTE: is a wholly-owned subsidiary of PNB) [Also does business under “Scope Aircraft Finance”]	Ohio
• River Park Properties, LLC (NOTE: is a wholly-owned subsidiary of PNB)	Ohio
• Park Title Agency, LLC. (NOTE: PNB holds 49% of ownership interest and other member, which is not a subsidiary of Park National Corporation, holds 51% of ownership interest)	Ohio
• The following are the divisions of PNB:
* Fairfield National Bank (also sometimes known as “Fairfield National Division”)	n/a
* The Park National Bank of Southwest Ohio & Northern Kentucky	n/a
* Century National Bank	n/a
* Second National Bank	n/a
* Richland Bank (also sometimes known as “The Richland Trust Company”)	n/a
* United Bank, N.A.	n/a
* First-Knox National Bank (also sometimes known as “The First-Knox National Bank of Mount Vernon”)	n/a
* Farmers Bank (also sometimes known as “Farmers and Savings”)	n/a
* Security National Bank (also sometimes known as “The Security National Bank and Trust Co.” or “Security National Bank & Trust Company”)	n/a
* Unity National Bank	n/a

Name of Subsidiary	Jurisdiction of Incorporation or Formation
Guardian Financial Services Company [Also does business under “Guardian Finance Company”]	Ohio
Park Capital Investments, Inc. (“Park Capital”)	Delaware
• Park National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware
• Security National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware
• First-Knox National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware
• Century National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware
SE Property Holdings, LLC	Ohio
• Vision-Park Properties, L.L.C. (NOTE: SE Property Holdings, LLC is sole member)	Florida
Vision Bancshares Trust I (NOTE: Park holds all of the common securities as successor Depositor; floating rate preferred securities are held by institutional investors)	Delaware

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